[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.46

SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Second Amendment to Exclusive License Agreement (this “Second Amendment”) to that certain Exclusive License Agreement for Institutions’ Technology “Compositions & Methods for Altering Second Messenger Signaling,” effective as of December 18, 2014 (together with all amendments prior the date hereof, the “License Agreement”), by and between Memorial Sloan Kettering Cancer Center, a New York not-for-profit corporation with principal offices at 1275 York Avenue, New York, NY 10065, The Rockefeller University, a New York not-for-profit corporation with principal offices at 1230 York Avenue, New York, NY 10065, Rutgers, The State University of New Jersey, having its statewide Office of Technology Commercialization at 3 Rutgers Plaza, New Brunswick, New Jersey 08901, and University of Bonn, all of which will be collectively referred to as “Institutions” and Aduro Biotech, Inc., a corporation with principal offices located at 626 Bancroft Way, #3C, Berkeley, CA 94710 (“Licensee), is entered into and made effective as of September 30, 2016 (the “Amendment Effective Date”). Capitalized terms undefined herein shall have the meaning ascribed to them in the License Agreement, as amended.

WHEREAS, the Institutions and Licensee desire to amend the License Agreement to, among other matters, clarify and expand the scope of the rights thereunder and amend certain of the financial terms therein.

NOW THEREFORE, in consideration of the rights, promises and obligations herein, the Parties agree as follows.

1.

Exhibit C. Exhibit C and references thereto are hereby deleted in their entirety. The Exhibits following Exhibit C, and all references thereto in the License Agreement, are hereby re-lettered to reflect the deletion of Exhibit C.

2.	Section 1.9. The last sentence of Section 1.9 is hereby deleted in its entirety.
3.	Section 1.11. Section 1.11 shall be deleted in its entirety and replaced with the following text:

“Other Consideration” shall mean any payments received by LICENSEE or its Affiliates from a Sublicensee(s) to the extent attributable specifically to the grant of a Sublicense to the Patent Rights [*], but not including royalties or purchases of equity or debt except to the extent the purchase price is more than [*] of fair market value.

4.	Section 5.1. Section 5.1 of the Agreement is deleted in its entirety and is replaced with Section 5.1 as set forth on Attachment 1 hereto.
5.	Governing Law; Disputes. Sections 16.7 and 18.1 of the License Agreement shall apply to any disputes arising from this Amendment.

6.	Entire Agreement. This Amendment and the License Agreement shall constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and thereof.
7.	Severability. If any provision of this Amendment is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.
8.

No Waiver. Other than as expressly set forth herein, this Amendment does not waive or modify any portion of the License Agreement, which otherwise remain in full force and effect. No waiver of any provision of the License Agreement or this Amendment may be made except in a writing signed by the Institutions and Licensee.

(Signature page follows)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, authorized representatives of the parties have signed and dated this Agreement below.

ADURO BIOTECH, INC.			MEMORIAL SLOAN KETTERING CANCER CENTER

By:	/s/ Steve Isaacs		By:	/s/ Gregory Raskin
Name:	Steve Isaacs		Name:	Gregory Raskin, M.D.
Title:	CEO		Title:	Vice President, Technology Development
Memorial Sloan Kettering Cancer Center
Date:	October 8, 2016	, 2016	Date:	10/7/16	, 2016

THE ROCKEFELLER UNIVERSITY

By:	/s/ Kathleen A Denis
Name:	Kathleen A Denis
Title:	Associate Vice President

Date:	4 October	, 2016

RUTGERS UNIVERSITY

By:	/s/ S. David Kimball
Name:	S. David Kimball, Ph.D.
Title:	Associate Vice President
Research Commercialization

Date:	10/10/2016	, 2016

THE UNIVERSITY OF BONN

By:	/s/ P. P. Rüdiger Wolf
Name:	P. P. Rüdiger Wolf
Title:	Rheinische
Friedrich-Wilhelms-Universität
Der Kanzler

Date:	October 7th	, 2016

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

NEW SECTION 5.1 TO THE AGREEMENT

5.1INSTITUTIONS acknowledge and agree that all payments to be made under or in connection with this Agreement shall be made to MSK on behalf of INSTITUTIONS, and LICENSEE does not have an obligation to make payments directly to any INSTITUTION other than MSK unless specifically agreed to otherwise by all the Parties in writing. MSK agrees to share such payments with the other INSTITUTIONS as agreed in writing among them and LICENSEE is not responsible therefor. In partial consideration of its rights hereunder, LICENSEE shall pay to MSK in the manner hereinafter provided, until the end of the Term:

(a)License Fee: LICENSEE shall pay to MSK a license issue fee of Two Million and Fifty Thousand US Dollars (US$2,050,000), of which Fifty Thousand US Dollars (US$50,000) already has been paid, with the balance of Two Million US Dollars (US$ 2,000,000) to be paid within [*] days of execution of the Second Amendment to this Agreement.

(b)Royalties on Licensed Products:

(x) LICENSEE shall pay to MSK a running royalty equal to [*] of the worldwide annual Net Sales of Licensed Products covered by a Valid Claim during the Royalty Term. The foregoing running royalty in this clause (x) shall be reduced by the royalty percentage payable (or if a percentage is not calculated, then [*] payable) to one or more third parties for intellectual property rights in connection with the development, commercialization or other exploitation of a Licensed Product, provided that the running royalty payable pursuant to this clause shall not be less than [*] of the worldwide annual Net Sales of Licensed Products.

(y) LICENSEE shall pay to MSK a running royalty equal to [*] of the worldwide annual Net Sale of Licensed Products not covered by a Valid Claim during the Royalty Term.

(i)Such royalties shall be payable for each calendar quarter and shall be due and payable to MSK within [*] days after the end of each such calendar quarter. If a Licensed Product is sold in combination with other services or products (“Combination Product”), Net Sales are determined on a country-by-country basis by multiplying the Net Sales by the fraction A / (A + B) wherein “A” is the value of the Net Sales of the Licensed Product in a given country and “B” is the net sales of the other service(s) or product(s) of the Combination Product when sold separately during the same calendar quarter in the same country. If there is no substantial data on separate pricing, then the Parties shall agree upon the appropriate allocation of value between the products and services in the Combination Product, such agreement not to be unreasonably withheld.

(ii)Annual minimum royalty payments: LICENSEE shall pay to MSK minimum annual royalties of:

(A)[*] on the [*] anniversary of the Effective Date, which sum already has been paid as of the Second Amendment to this Agreement;

(B)[*] on the [*] anniversaries of the Effective Date;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(C)[*] commencing on the [*] anniversary of the Effective Date and due and payable on each subsequent anniversary until the end of the Term.

Such minimum royalty payments shall be prorated for the year of issuance. The minimum royalty payments shall be credited against the earned royalty payments due and payable in respect of the same Royalty Year.

(iii)No multiple royalties shall be payable by LICENSEE including without limitation because any Licensed Product, its manufacture, use, lease, sale, import or provision is or shall be covered by more than one of the Licensed Rights granted under this Agreement.

(c)Milestones:

Milestone payments are one time payments that LICENSEE will pay to MSK for each Licensed Product as follows. Milestone payments pursuant to this subsection shall not exceed $4,500,000 per each Licensed Product. For the purposes of this Section 5.1(c), including to distinguish between each distinct Licensed Product in order to determine when milestones are payable: (i) a Licensed Product includes [*], and (ii) all Licensed Products [*], shall be deemed to be a single Licensed Product. For purposes of this Section 5.1(c), [*] is [*] or [*], excluding [*], or [*]. [*].

(A)Seventy-five Thousand US Dollars (US$75,000) upon the filing of the first Investigative New Drug (IND) application with the Food and Drug Administration for a Licensed Product, which sum already has been paid as of the Second Amendment to this Agreement, and [*] for each subsequent Licensed Product;

(B)[*] upon [*];

(C)[*] upon [*];

(D)[*] upon [*].

(E)[*] upon [*].

The above milestone payments shall be payable to MSK regardless of whether the milestones are achieved by, or on behalf of, LICENSEE, its Affiliate or a Sublicensee.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)Sharing of Other Consideration: Subject to subsection (e) below, LICENSEE shall pay to MSK a portion of Other Consideration received from a Sublicensee based on the date of receipt as follows:

(i)[*]: [*]

(ii)[*]: [*]

(iii)[*]: [*]

(iv)[*]: [*]

(e)If consideration is received by LICENSEE for the sublicense or other transfer of the licenses and rights granted to LICENSEE and the transaction giving rise to such consideration constitutes:

(i)[*] due to MSK under this Agreement.

(ii)[*] due to MSK under this Agreement.

Under no circumstances shall INSTITUTION’S share of Other Consideration be less than [*]. Also, in no circumstances shall MSK’s percentage of Other Consideration be less than each other third party(ies) Other Consideration percentage.

END OF NEW SECTION 5.1 TO THE AGREEMENT

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.